UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.   )

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Cardiogenesis Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 17, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders of Cardiogenesis Corporation, a California corporation, will be held at our corporate headquarters located at 11 Musick, Irvine, California, 92618 on Monday, May 17, 2010 at 10:00 a.m., Pacific Time for the following purposes:

(1) The election of five directors to serve until the next annual meeting of shareholders;

(2) Ratification of the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

(3) The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The close of business on April 9, 2010, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponements thereof.

YOUR VOTE IS VERY IMPORTANT TO US WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS ARE URGED TO VOTE THEIR SHARES PROMPTLY BY MAIL, TELEPHONE OR INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

By Order of the Board of Directors,

William R. Abbott
Senior Vice President, Chief Financial
Officer, Secretary and Treasurer

Irvine, California
April 14, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2010:

Our Proxy Statement and Annual Report, including the Annual Report on Form 10-K, is available at: www.edocumentview.com/CGCP.

CARDIOGENESIS CORPORATION
11 Musick
Irvine, California 92618
(949) 420-1800

PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS
May 17, 2010

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

The following information is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Cardiogenesis Corporation in connection with our 2010 Annual Meeting of Shareholders, or the Annual Meeting, and adjournments or postponements thereof to be held on Monday, May 17, 2010 at our corporate headquarters located at 11 Musick, Irvine, California, 92618, at 10:00 a.m., Pacific Time, for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

SOLICITATION AND REVOCATION OF PROXIES

A form of proxy is being furnished by us to each shareholder and, in each case, is being solicited on behalf of our Board of Directors for use at the Annual Meeting. These proxy solicitation materials and our Annual Report for the year ended December 31, 2009, including financial statements, were first mailed on or about April 14, 2010 to all shareholders of record on April 9, 2010. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of stock. We may reimburse persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. Our directors, officers and regular administrative employees may solicit proxies personally, by telephone or electronic communication, but will not be separately compensated for such solicitation services.

Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to us. Internet and telephonic voting is available through 1:00 a.m. (Central Time) on May 17, 2010. Any proxy given may be revoked by a shareholder at any time before it is voted at the Annual Meeting and all adjournments thereof by filing with our Secretary a notice in writing revoking it, or by submitting a proxy bearing a later date via the Internet, by telephone or by mail. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted FOR the election of all five of the nominee-directors specified herein, and FOR the ratification of KMJ Corbin & Company LLP as our independent registered public accounting firm for the year ending December 31, 2010, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made therein. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by our Board of Directors and each of them is an executive officer.

Your execution of the enclosed proxy or submitting your vote by telephone or on the Internet will not affect your right as a shareholder to attend the Annual Meeting and to vote in person.

RECORD DATE AND SHARES OUTSTANDING AS OF THE RECORD DATE

Only holders of record of our common stock, no par value, at the close of business on April 9, 2010, which we refer to as the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 46,678,866 shares of common stock outstanding, held by approximately 241 shareholders of record. The shares of our common stock are our only class of voting securities.

QUORUM, ABSTENTIONS, AND BROKER NON-VOTES

Quorum

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the Record Date, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Abstentions

When an eligible voter attends the meeting but decides not to vote, his or her decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•	abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required for approval of the proposal is a plurality (or a majority or some other percentage) of the votes actually cast, and thus will have no effect on the outcome; and

•	abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

Broker Non-Votes

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker does not receive voting instructions from the beneficial owner, and (ii) the broker lacks discretionary authority to vote the shares. We will treat broker non-votes as follows:

•	broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal the passage of which requires the affirmative vote of a plurality (or a majority or some other percentage) of (i) the votes cast or (ii) the voting power present and entitled to vote on that proposal; and

•	broker non-votes will have the same effect as a vote against a proposal the passage of which requires an affirmative vote of the holders of a majority (or some other percentage) of the outstanding shares entitled to vote on such proposal.

The inspector of elections appointed for the Annual Meeting will determine whether a quorum is present, and will tabulate affirmative and negative votes, abstentions and broker non-votes.

SHAREHOLDERS’ VOTING RIGHTS AND VOTE REQUIRED

Each shareholder is entitled to one vote for each share held as of the Record Date. Subject to certain exceptions, shareholders will be entitled to cumulate their votes in the election of directors.

Directors are elected by a plurality of votes cast, so assuming a quorum is present, the five nominees who receive the most votes will be elected. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes.

To ratify the appointment of KMJ Corbin & Company LLP, assuming a quorum is present, the affirmative vote of shareholders holding a majority of the voting power represented and voting at the Annual Meeting is required. Abstentions will have the same effect as votes against this proposal. Because the ratification of the appointment of KMJ Corbin & Company LLP is a discretionary matter, broker non-votes will not result for this item.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and Proxy Statement and the 2009 Annual Report may have been sent to multiple shareholders in your household. If you would like to obtain another copy of either document, please address a written communication to: Cardiogenesis Corporation, 11 Musick, Irvine, California, 92618, Attention: Secretary. If you would like to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder.

NOMINATION AND ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

Board of Directors

Our board currently consists of five members. All of our directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among directors or executive officers. Nominees for election as a director are recommended by the Nominating and Corporate Governance Committee of our Board of Directors. The final determination of the persons to be nominated as directors is made by our entire Board of Directors.

The five candidates receiving the highest number of votes cast at the Annual Meeting will be elected as directors. Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of directors (in other words, they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate’s name has been placed in nomination prior to the vote and the shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder’s intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors if any shareholder gives notice of his or her intention to exercise the right to cumulative voting. In that event, the Board of Directors will instruct the proxy holders to vote all shares represented by proxies in a manner that will result in the approval of the maximum number of directors from the nominees selected by the Board of Directors that may be elected with the votes held by the proxy holders.

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated each of the following five persons to be elected to serve as a director for a one-year term expiring at the annual meeting of shareholders in 2011. Each of the nominees for election currently serves as a director and has consented to serve for a new term.

Name	Age	Position with Us

Paul J. McCormick	56	Executive Chairman
Raymond W. Cohen	51	Director
Ann T. Sabahat	39	Director
Marvin J. Slepian, M.D.	54	Director
Gregory D. Waller	60	Director

Information About Nominees

Set forth below are descriptions of the backgrounds of each nominee and their principal occupations for at least the past five years and their public-company directorships as of the record date as well as those held during the past five years. With respect to each nominee, we have also provided in their biographical information below the experience and qualifications that led to the conclusion that they should serve as a director in light of our business and structure.

Paul J. McCormick was appointed as the Executive Chairman of the Board of Directors and our principal executive officer effective as of July 1, 2009, and has served on our Board of Directors since April 2007. Mr. McCormick currently serves on the board of directors of Endologix, Inc. and Cambridge Heart, Inc., both publicly reporting companies, as well as Cianna Medical, Inc., which is privately-held. Mr. McCormick served in various management positions with Endologix, Inc., including as President and Chief Executive Officer from May 2002 until May 2008. Prior to that, he held various management positions at Progressive Angioplasty Systems, Heart Technology, Trimedyne Inc., and U.S. Surgical Corporation. Mr. McCormick holds a B.A. degree in economics from Northwestern University.

Mr. McCormick brings to the Board of Directors extensive business, managerial, executive and leadership experience in the medical device industry, serving in various positions including chief executive officer a publicly reporting medical device company. In addition, Mr. McCormick has served on numerous other boards of directors of publicly reporting companies.

Raymond W. Cohen was appointed to our Board of Directors on December 1, 2008. Mr. Cohen has served as chief executive officer and director of Symphony Medical, Inc., a privately held company that develops therapies to treat heart failure and cardiac abnormalities, since May 2006. Mr. Cohen also serves as a director of BioLife Solutions, Inc., a manufacturer of cyropreservation products used for human cell and tissue preservation and is a publicly reporting company. Mr. Cohen served as a member of the Board of Directors of Cardiac Science Corporation, a publicly reporting company, from August 2005 to August 2009. Mr. Cohen was the chief executive officer of Cardiac Science, Inc. and a member of its board of directors from January 1997 to August 2005. Prior to joining Cardiac Science, Inc. in 1997, Mr. Cohen held various executive and sales and marketing positions in firms that manufactured and marketed non-invasive diagnostic cardiology products. Mr. Cohen holds a B.S. in Business Management from the State University of New York at Birmingham and is an Accredited Public Company Director since 2004, having completed the Director Training & Certification Program at the Anderson Graduate School of Management of the University of California, Los Angeles.

Mr. Cohen has extensive experience in senior management in the medical device industry, where he has served as chief executive officer of numerous companies. In particular, Mr. Cohen has significant experience in and building internal sales and marketing functions. Mr. Cohen has also served on the board of directors of numerous publicly reporting companies, including as Chairman of the Board.

Ann T. Sabahat became a member of our Board of Directors in April 2008. Ms. Sabahat has been the Corporate Controller and Director of Tax for Universal Building Products, Inc., a privately held building products company, since 2006. From 1999 to 2006, Ms. Sabahat served as Director of Tax of Sybron Dental Specialties, Inc., a publicly reporting company until it was acquired by Danaher Corporation in 2006. Prior to serving as Director of Tax at Sybron Dental Specialties, Inc., she was employed in various capacities as an auditor and tax analyst. Ms. Sabahat is a Certified Public Accountant who holds a Master Degree in Taxation as well as an undergraduate degree in accounting.

Ms. Sabahat has extensive financial and accounting experience and is an “audit committee financial expert” as such term is defined under applicable SEC rules.

Marvin J. Slepian, M.D. became a member of our Board of Directors in December 2003. Since 1991, Dr. Slepian has taught medicine at the University of Arizona and currently serves as a Clinical Professor of Medicine and Director of Interventional Cardiology at the Sarver Heart Center at the University of Arizona. Dr. Slepian is a Co-Founder, Chairman, Chief Scientific and Medical Officer of SynCardia Systems, Inc., a privately held company that manufacturers a complete artificial heart for patients with end-stage heart disease. He was also one of the founders of Focal, Inc., which developed novel polymer-based therapeutics for surgery and angioplasty, including the world’s first synthetic tissue sealant, and was acquired by Genzyme, Inc. in April 2001. Dr. Slepian received a Bachelor of Arts degree from Princeton University in 1977 and a Medical Doctor degree from the University of Cincinnati College of Medicine in 1981. He completed his residency in internal medicine at New York University School of Medicine/Bellevue Hospital where he was also chief resident. In addition, Dr. Slepian was a Clinical and Research Fellow in the Cardiology Division of the John Hopkins University School of Medicine and participated in a second fellowship in Interventional Cardiology at the Cleveland Clinic Foundation. Dr. Slepian also received additional post-doctoral training in chemical engineering and polymer chemistry at Washington University and Massachusetts Institute of Technology.

Dr. Slepian’s experience as an interventional cardiologist is extremely valuable to the Board of Directors. Dr. Slepian brings a unique perspective to the Board of Directors regarding current developments in our industry and acceptance of new technologies. In addition to his medical and academic background, Dr. Slepian has been a founder of numerous medical device companies.

Gregory D. Waller was appointed to our Board of Directors in April 2007. Mr. Waller has been the Chief Financial Officer of Universal Building Products, Inc., a privately held building products company, since 2006. Mr. Waller served as Vice President-Finance, Chief Financial Officer and Treasurer of Sybron Dental Specialties, Inc., from August 1993 to May 2005 and was formerly the Vice President and Treasurer of Kerr, Ormco Corporation

and Metrex. Mr. Waller joined Ormco Corporation in December 1980 as Vice President and Controller and served as Vice President of Kerr European Operations from July 1989 to August 1993. Mr. Waller also serves on the board of directors and Chairman of the Audit Committee of Endologix, Inc, Biolase Technology, Inc., Clarient, Inc. and SenoRx, Inc., all of which are publicly reporting companies. Mr. Waller also served on the board of directors of Alsius Corporation, a publicly reporting company, from June 2007 to September 2009.

Mr. Waller brings to the Board of Directors his extensive senior management experience in the medical device industry and is an “audit committee financial expert” as such term is defined under applicable SEC rules. He serves as Chairman of the Audit Committees of numerous healthcare companies.

The terms of all directors will expire at the next annual meeting of shareholders and until their successors are elected and qualified.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES SET FORTH ABOVE.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, ITS COMMITTEES
AND CERTAIN CORPORATE GOVERNANCE MATTERS

Determination of Director Independence

Although we are not currently subject to the NASDAQ listing standards, we apply such standards with respect to the structure of the Board of Directors and its committees. We have determined that all of our directors who are nominated for election at the Annual Meeting satisfy the current “independent director” standards established under Rule 5605(a)(2) of the NASDAQ Listing Rules, except for Mr. McCormick, who is our Executive Chairman and principal executive officer. In making this determination, we considered Dr. Slepian’s consulting arrangement with us, pursuant to which he received $50,000 in fees for consulting services performed during the year ended December 31, 2009.

Board of Directors Meetings

The Board of Directors met five times during the year ended December 31, 2009. Each of our incumbent directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he or she was a director, and the total number of meetings held by all committees of the Board of Directors on which he or she served during the period in which he or she served. Although we have no formal policy requiring director attendance at annual meetings of shareholders, directors are encouraged to attend the annual meetings of shareholders. All of the incumbent members of our Board of Directors attended last year’s annual meeting. Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his duties, including by attending meetings of our shareholders, the Board of Directors and committees of which he or she is a member.

Committees

The business of our Board of Directors is conducted through full meetings of the Board of Directors, as well as through meetings of its committees. Our Board of Directors has established three standing committees: the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of those committees has the composition and responsibilities set forth below.

Audit Committee

The members of the Audit Committee are Mr. Waller (Chairman), Mr. Cohen, and Ms. Sabahat, all of whom are independent as such term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules, as well as Section 10A(m) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 10A-3 promulgated thereunder. The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” as defined in SEC regulations. The Audit Committee had four separate meetings during the year ended

December 31, 2009. Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website (www.cardiogenesis.com).

Among other things, the Audit Committee:

•	oversees our financial reporting and internal control processes, as well as the independent audit of our consolidated financial statements by our independent registered public accounting firm;

•	appoints, determines compensation for and oversees the work of the independent auditors;

•	approves the services performed by the independent auditors;

•	assists our Board of Directors in its oversight of our compliance with legal and regulatory requirements;

•	approves related party transactions; and

•	prepares the report that SEC rules require be included in our annual proxy statement.

Compensation Committee

The members of the Compensation Committee are Mr. Cohen (Chairman), Mr. Waller and Mr. McCormick. Messrs. Cohen and Waller are independent under Rule 5605(a)(2) of the NASDAQ Listing Rules. Mr. McCormick is not independent as a result of his position as our Executive Chairman. The Compensation Committee had three separate meetings during the year ended December 31, 2009. The charter for the Compensation Committee is available on our website (www.cardiogenesis.com).

Among other things, the Compensation Committee:

•	reviews and recommends the compensation of the executive officers, evaluates the performance of the executive officers in light of our goals and objectives, and sets compensation level based on this evaluation;

•	reviews and makes periodic recommendations to the Board with respect to the general compensation, benefits and perquisites policies and practices of the Company; and

•	administers compensation and stock option plans.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Mr. McCormick (Chairman), Dr. Slepian and Ms. Sabahat. Dr. Slepian and Ms. Sabahat are independent under Rule 5605(a)(2) of the NASDAQ Listing Rules. The Nominating and Corporate Governance Committee had one separate meeting during the year ended December 31, 2009. The charter for the Nominating and Corporate Governance Committee is available on our website (www.cardiogenesis.com).

Among other things, the Nominating and Corporate Governance Committee:

•	develops, implements and monitors policies and practices relating to our corporate governance;

•	evaluates and proposes nominees for election or reelection to the Board of Directors and its committees; and

•	evaluates the performance of the Board of Directors and management.

Should a vacancy in the Board of Directors occur, the Nominating and Corporate Governance Committee will seek and nominate qualified individuals. The Nominating and Corporate Governance Committee will consider nominees for director whose names are timely submitted by our shareholders by addressing a written communication to: Cardiogenesis Corporation, 11 Musick, Irvine, California, 92618, Attention: Secretary, accompanied by such information regarding the nominee as would be required under the rules of the SEC were the shareholder soliciting proxies with regard to the election of such nominee, and our bylaws.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the

Nominating and Corporate Governance Committee with the recommendation of the prospective candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional members to fill vacancies on the Board of Directors or expand the size of the Board of Directors and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the prospective nominee based on a number of standards, including:

•	the ability of the prospective nominee to represent the interests of our shareholders;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors; and

•	the extent to which the prospective nominee helps the Board of Directors reflect the diversity of our shareholders, employees, customers and communities.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

We do not have a written policy with respect to diversity of the members of the Board of Directors. However, in considering nominees for service on the Board of Directors, the Nominating and Governance Committee takes into consideration the diversity of professional experience, viewpoints and skills of the members of the Board of Directors. Examples of this include experience in the medical device industry, management experience, financial expertise and medical expertise. The Nominating and Corporate Governance Committee and the Board of Directors believe that a diverse board leads to improved performance by encouraging new ideas, expanding the knowledge base available to management and other directors and fostering a culture that promotes innovation and vigorous deliberation.

Board Leadership Structure

Our Board of Directors has carefully considered the benefits and risks in combining the role of Executive Chairman of the Board and principal executive officer and has determined that Mr. McCormick is the most qualified and appropriate individual to lead the Board of Directors as its chairman.

In determining whether to combine the roles of Executive Chairman and principal executive officer, the Board of Directors closely considered our current system for ensuring significant independent oversight of management, including the following: (1) only one member of our board, Mr. McCormick, also serves as an employee; (2) each director serving on the Audit Committee is independent; and (3) the Board of Director’s ongoing practice of regularly holding executive sessions without management, typically as part of the regularly scheduled board meetings.

In determining that we are best served by having Mr. McCormick serve as Executive Chairman and principal executive officer, the Board of Directors considered the benefits of having principal executive officer serve as a bridge between management and the Board of Directors, ensuring that both groups act with a common purpose. Our Board of Directors also considered Mr. McCormick’s knowledge regarding our operations and the industries and markets in which we compete and his ability to promote communication, to synchronize activities between our Board of Directors and our senior management and to provide consistent leadership to both our Board of Directors and our company in coordinating the strategic objectives of both groups.

Board of Directors Involvement in Risk Oversight

Our Board of Directors oversees our risk management practices and strategies, which are designed to support the achievement of strategic objectives and enhance shareholder value. A fundamental part of risk management is understanding what level of risk is appropriate for us. Our Board of Directors assesses the various risks inherent in our operating plan and determines what constitutes an appropriate level of risk for us.

While our Board of Directors ultimately has the responsibility for the risk management process, various committees of our Board of Directors also have responsibility for certain areas of risk management. For example, the Audit Committee focuses on financial and regulatory compliance risk. The Compensation Committee assesses risks related to our compensation programs. The Audit Committee meets on at least a quarterly basis and updates the Board of Directors on areas of risk that it believes should be considered by the Board of Directors.

Shareholder Communications

Shareholders may submit communications to our Board of Directors, its Committees or the Chairman of the Board of Directors or any of its Committees or any individual members of the Board of Directors by addressing a written communication to: Board of Directors, c/o Cardiogenesis Corporation, 11 Musick, Irvine, California, 92618. Shareholders should identify in their communication the addressee, whether it is our Board of Directors, its Committees or the Chairman of the Board of Directors or any of its Committees or any individual member of the Board of Directors. Shareholder communications will be forwarded to our Secretary. Our Secretary will forward a copy of the communication to the addressee on our Board of Directors or, if the communication is addressed generally to our Board of Directors, to our Chairman of the Board of Directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

(PROPOSAL NO. 2)

The Audit Committee has appointed KMJ Corbin & Company LLP, or KMJ, as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and the Board of Directors is recommending that shareholders ratify that appointment at the Annual Meeting. KMJ does not have, and has not had at any time, any direct or indirect financial interest in us or any of our subsidiaries and does not have, and has not had at any time, any relationship with us or any of our subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither we nor any of our officers or directors has or has had any interest in KMJ.

As a matter of good corporate governance, the Board of Directors has determined to submit the appointment of KMJ to the shareholders for ratification. In the event that this appointment of KMJ is not ratified by a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Board of Directors will reconsider its appointment of an independent registered public accounting firm for future periods.

Representatives of KMJ will be present at the Annual Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

Notwithstanding the ratification by shareholders of the appointment of KMJ, the Audit Committee may, if the circumstances dictate, appoint another independent registered public accounting firm.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KMJ AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Fees Paid to Our Independent Registered Public Accounting Firm

The following is a description of aggregate fees billed by KMJ for each of the past two fiscal years.

	2009	2008

Audit Fees(1)	$93,500	$102,564
Audit-Related Fees	—	—
Tax Fees(2)	16,010	—
All Other Fees	—	—

Total Fees	$109,510	$102,564

(1)	Represents amounts paid for professional services rendered for the audit of our financial statements for such periods and the review of the financial statements included in our Quarterly Reports during such periods.

(2)	Represents amounts paid for tax compliance services, including filing tax returns and estimated tax payments.

On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested, if any. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accounting firm.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee has considered whether the services provided by its independent registered public accounting firm are compatible with maintaining the independence of the independent registered public accounting firm and has concluded that the independence of both our independent public accounting firm is maintained and is not compromised by the services provided.

REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibility for our consolidated financial statements and the financial reporting process, including our system of internal controls. KMJ, as our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee, in fulfilling its oversight responsibilities, has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2009 with management and KMJ. Management and KMJ have represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

In addition, during year ended December 31, 2009, the Audit Committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with KMJ the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received written disclosures and the letter from KMJ required by applicable requirements of the Public Company Accounting Oversight Board regarding KMJ’s communications concerning independence, and has discussed with KMJ its independence.

The Audit Committee also meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC. The Audit Committee has also appointed KMJ as our independent registered public accounting firm for our fiscal year 2010.

The foregoing report has been furnished by the members of the Audit Committee.

Gregory D. Waller, Chairman
Raymond Cohen
Ann Sabahat

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the foregoing Audit Committee Report shall not be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information known to us regarding the beneficial ownership of our common stock as of April 9, 2010, the Record Date for the Annual Meeting, by each of the following:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each named executive officer;

•	each of our directors; and

•	all executive officers and directors as a group.

	Shares of Common Stock
	Beneficially Owned(1)
		Percentage
Name and Address of Beneficial Owner(2)	Number	Ownership(3)

5% Shareholders:
Perkins Capital Management, Inc.(4)	9,810,000	21.0%
Non-Employee Directors:
Raymond W. Cohen(5)	7,500	*
Ann T. Sabahat(6)	65,000	*
Marvin J. Slepian, M.D.(7)	202,500	*
Gregory D. Waller(8)	80,000	*
Named Executive Officers:
Paul J. McCormick(9)	958,926	2.1%
Richard P. Lanigan(10)	1,019,196	2.1%
William R. Abbott(11)	313,955	*
All directors and executive officers as a group (7 persons)(12)	2,647,077	5.5%

*	Less than 1%.

(1)	Except as otherwise indicated and subject to applicable community property and similar laws, the table assumes that each named owner has the sole voting and investment power with respect to such owner’s shares (other than shares subject to options). Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 9, 2010 are deemed outstanding for purposes of computing the beneficial ownership by the person holding such options, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(2)	Unless otherwise indicated, the principal address of each of the shareholders above is Cardiogenesis Corporation, 11 Musick, Irvine, California, 92618.

(3)	Percentage ownership is based on 46,678,866 shares of common stock outstanding as of April 9, 2010.

(4)	The number of shares of common stock beneficially owned or of record has been determined solely from information reported on a Schedule 13G/A filed with the SEC on February 1, 2010. The business address of Perkins Capital Management, Inc. is 730 East Lake Street, Wayzata, Minnesota, 55391.

(5)	Consists of shares of common stock subject to stock options that are exercisable within 60 days of April 9, 2010.

(6)	Consists of shares of common stock subject to stock options that are exercisable within 60 days of April 9, 2010.

(7)	Consists of shares of common stock subject to stock options that are exercisable within 60 days of April 9, 2010.

(8)	Consists of shares of common stock subject to stock options that are exercisable within 60 days of April 9, 2010.

(9)	Includes 80,000 shares of common stock subject to stock options that are exercisable within 60 days of April 9, 2010.

(10)	Includes 787,301 shares of common stock subject to stock options that are exercisable within 60 days of April 9, 2010.

(11)	Includes 247,917 shares of common stock subject to stock options that are exercisable within 60 days of April 9, 2010.

(12)	Represents shares of common stock beneficially owned by all directors, named executive officers, and our other executive officers as of April 9, 2010, as a group. Includes 1,470,218 shares of common stock subject to options that are exercisable within 60 days of April 9, 2010.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes aggregate amounts of compensation paid or accrued by us for the year ended December 31, 2009 for services rendered by our principal executive officer, principal financial officer and each of our other executive officers whose compensation exceeded $100,000 as of December 31, 2009. We refer to these persons as our “named executive officers” elsewhere in this proxy statement.

			Stock	Option	Nonequity Incentive	All Other
	Fiscal	Salary	Awards	Awards	Plan Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)(1)	($)(1)	($)	($)		($)

Paul J. McCormick(2)	2009	$125,000	$57,000	$11,000 (3)	—	$72,319	(4)	$265,319
Executive Chairman and Principal Executive Officer
Richard P. Lanigan(5)	2009	$236,250	$23,798	$32,500	$20,250	$1,345	(6)	$314,143
Executive Vice	2008	$247,500	—	$—	$11,138	$8,068	(6)	$266,706
President, Marketing and former President
William R. Abbott	2009	$200,000	$19,231	$22,750	$39,204	$1,261	(6)	$282,446
Senior Vice	2008	$200,000	—	—	$9,000	$8,281	(6)	$217,281
President, Chief Financial Officer, Secretary and Treasurer

(1)	The amounts shown are the grant date fair value of stock or option awards, as applicable, granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values in 2009, see Note 2, “Summary of Significant Accounting Policies — Summary of Assumptions and Activity”, to our Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2009.

(2)	Mr. McCormick was appointed as our Executive Chairman effective July 1, 2009. His Employment Agreement provides for an annual base salary of $250,000.

(3)	Represents options to purchase common stock which Mr. McCormick received in connection with the annual grant to all non-employee directors at the 2009 annual meeting of shareholders prior to Mr. McCormick being appointed as Executive Chairman.

(4)	Pursuant to a Consulting Agreement entered into on January 15, 2009 and which was terminated on June 30, 2009, Mr. McCormick was entitled to receive a monthly consulting fee of $8,000 per month and reimbursement of health insurance premiums for Mr. McCormick and his family. The amount shown for Mr. McCormick consists of (i) $44,000 in monthly consulting fees under the Consulting Agreement, (ii) $7,674 paid as reimbursement for health insurance premiums under the Consulting Agreement, (iii) $20,000 for retainers and meeting fees for service on the Board of Directors and its committees prior to being appointed Executive Chairman and (iv) $645 for life insurance premiums paid by us.

(5)	Pursuant to an amendment to his employment agreement with us, Mr. Lanigan’s position changed from President to Executive Vice President, Marketing, effective as of July 1, 2009.

(6)	These amounts represent life insurance premiums and matching contributions under our 401(k) Plan made by us in fiscal years 2009 and 2008.

Summary of Employment Agreements with Named Executive Officers

Employment Agreement with Mr. McCormick

On June 24, 2009, our Board of Directors appointed Paul McCormick, a member of our Board, to serve as the Executive Chairman of the Board of Directors and principal executive officer of the Company effective July 1, 2009. Mr. Lanigan ceased being our President as of such date. In connection with his appointment, we entered into an employment agreement with Mr. McCormick. Under the terms of the employment agreement, Mr. McCormick is entitled to an annual base salary of $250,000, provided that he devotes at least 75% of his time to his duties and responsibilities as Executive Chairman under the employment agreement. Mr. McCormick is entitled to receive certain benefits which will include, at a minimum, medical insurance for Mr. McCormick and his spouse, as well as no less than three weeks paid vacation per year. In addition, Mr. McCormick will also be reimbursed for all reasonable expenses incurred by him in respect of his services to us. The employment agreement has an initial term of one year, which term will be automatically renewed for successive additional one year periods, unless terminated upon 30 days written notice by either Mr. McCormick or us.

In the event of a termination for “cause,” as defined below, or in the event of a resignation without “good reason,” as defined below (other than in connection with a “change of control” or “corporate transaction,” as such terms are defined below), Mr. McCormick is only entitled to receive any accrued but unpaid base salary and benefits through the date of termination. In the event of a termination by us without “cause” or by Mr. McCormick with “good reason,” or in the event of a termination by us in connection with a “change of control” or a “corporate transaction,” Mr. McCormick is entitled to receive (i) the remainder of his then current base salary for the remainder of the then current term and (ii) any payments for unused vacation and reimbursement expenses, which are due, accrued or payable at the date of Mr. McCormick’s termination.

Under Mr. McCormick’s employment agreement, the following terms have the following meanings:

“Cause” means:

•	willful misconduct by Mr. McCormick causing material harm to us or repeated failure by him to follow the reasonable directives of the Board of Directors (or a designated committee thereof), but only if, in either case, Mr. McCormick shall not have discontinued such misconduct or failure within thirty (30) days after receiving written notice from us describing the misconduct or failure and stating that we will consider the continuation of such misconduct or failure as cause for termination of the agreement;

•	any material act or omission by Mr. McCormick involving gross negligence in the performance of his duties to, or material deviation from any of the policies or directives of, the Company, other than a deviation taken in good faith by Mr. McCormick for our benefit;

•	any illegal act by Mr. McCormick which materially and adversely affects the business of the Company, provided that we may suspend Mr. McCormick with pay while any allegation of such illegal act is investigated; or

•	any felony committed by Mr. McCormick, as evidenced by conviction thereof, provided that we may suspend Mr. McCormick with pay while any allegation of such felonious act is investigated.

“Good Reason” means:

•	without Mr. McCormick’s prior written consent, a reduction in his then current base salary; or

•	without Mr. McCormick’s prior written consent, the assignment to him of duties substantially and materially inconsistent with the position and nature of his employment as set forth in the employment agreement; or

•	without Mr. McCormick’s prior written consent, a relocation of his place of employment outside of Orange County, California.

“Change of Control” means a change in ownership or control of the Company effected through the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our shareholders which the Board does not recommend such shareholders to accept.

“Corporate Transaction” means either of the following shareholder-approved transactions to which we are a party:

•	merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

•	the sale, transfer or other disposition of all or substantially all of our assets in complete liquidation or our dissolution.

The employment agreement also provides that all outstanding options will accelerate and become exercisable in full and all rights of repurchase with respect to restricted stock (if any) shall terminate in the event of a change of control or a corporate transaction. Mr. McCormick’s employment agreement replaces the Consulting Agreement he previously entered into with us, which was simultaneously terminated.

Also on June 24, 2009, in connection with Mr. McCormick’s appointment to Executive Chairman, the Board granted him 300,000 shares of restricted stock under our Stock Option Plan. The restrictions on Mr. McCormick’s shares of restricted stock will lapse in equal installments upon the first and second anniversaries of the date of grant.

Employment Agreement with Mr. Lanigan

On July 30, 2007, we entered into a written employment agreement with Mr. Lanigan. On June 24, 2009, we entered into an amendment to that employment agreement, pursuant to which we and Mr. Lanigan agreed to: (i) change his position from President to Executive Vice President, Marketing, and (ii) change his annual base salary to $225,000, which represented a decrease of $22,500 per year.

Pursuant to the terms of Mr. Lanigan’s employment agreement, as amended, we agreed to set his annual discretionary target bonus at 30% of his base salary (both of which reflected his base salary and target bonus then in effect). In addition, the agreement provided that Mr. Lanigan’s benefits were to remain unchanged and include, at a minimum, medical insurance (including prescription drug benefits) for Mr. Lanigan and his spouse, as well as no less than three weeks of paid vacation per year. On January 9, 2009, our Board of Directors approved the payment of an incentive bonus to Mr. Lanigan for the 2008 fiscal year of $11,138, an amount which represents approximately 4.5% of his base salary for 2008 or approximately 15% of his maximum target bonus opportunity. On the same day, the Board of Directors also set Mr. Lanigan’s maximum discretionary target bonus for fiscal year 2009 to 30% of his base salary, or $74,250. See the section entitled “Bonuses” below for more information regarding the bonus paid to Mr. Lanigan.

Our employment agreement with Mr. Lanigan also provides for certain payments following the termination of his employment with us. In the event we terminate Mr. Lanigan’s employment with us for “Cause,” or in the event of a resignation without “Good Reason” (other than in connection with a Change of Control or Corporate Transaction, as described above), we are obligated to pay Mr. Lanigan only his accrued but unpaid base salary and benefits through the date of termination. In the event we terminate his employment without “Cause” or Mr. Lanigan terminates his employment with us for “Good Reason,” we are obligated to pay Mr. Lanigan the following:

•	accrued but unpaid salary and benefits through the date of termination;

•	a severance payment in an amount equal to six months of his then-current base salary;

•	a prorated payment equal to the target bonus amount for which he would be eligible for the year in which such resignation or termination occurred, and

•	continuation of certain insurance benefits for six months.

In addition, to the extent not already vested, all options to purchase shares of our common stock and restricted stock shall vest by six additional months.

In the event we terminate Mr. Lanigan’s employment in connection with a “Change of Control” or a “Corporate Transaction” or Mr. Lanigan terminates his employment with us following a Change in Control or Corporate Transaction under certain circumstances, we are obligated to pay Mr. Lanigan the following:

•	accrued but unpaid salary and benefits through the date of termination;

•	a severance payment in an amount equal to 12 months of his then-current base salary;

•	payment equal to the target bonus amount for which he would be eligible for the year in which such resignation or termination occurred; and

•	continuation of certain insurance benefits for 12 months.

In addition, to the extent not already vested, all options to purchase shares of our common stock and restricted stock shall vest in full.

The definitions of “Cause,” “Good Reason,” “Change of Control” and “Corporate Transaction” are substantially the same as those summarized above under the section entitled “Employment Agreement with Mr. McCormick”.

Employment Agreement with Mr. Abbott

On July 30, 2007, we entered into an employment agreement with Mr. Abbott. The terms of our employment agreement with Mr. Abbott are substantially the same as the terms of our agreement with Mr. Lanigan, discussed above, provided, however, that the initial base salary to be paid to Mr. Abbott upon execution of his agreement with us was $200,000 per year. On January 9, 2009, our Board of Directors approved the payment of an incentive bonus to Mr. Abbott for the 2008 fiscal year of $9,000, an amount which represents approximately 4.5% of his base salary for 2008 or approximately 15% of his maximum target bonus opportunity. On the same day, the Board of Directors also set Mr. Abbott’s maximum discretionary target bonus for fiscal year 2009 to 30% of his base salary, or $60,000. See section entitled “Bonuses” below for more information regarding the bonus paid to Mr. Abbott.

Bonus Plan

The Compensation Committee awards bonuses to our executive officers to reward superior performance. For fiscal 2009, we paid incentive bonuses to our executive officers based on annual discretionary bonus targets established by our Compensation Committee each year. These target amounts represented the maximum percentage of base salary that would be paid as incentive bonuses to each of our named executive officers and, following the completion of our fiscal year, the Compensation Committee was authorized to award incentive bonuses to our executive officers up to the pre-established target amount. For fiscal 2009, the Compensation Committee approved the payment of incentive bonuses for Mr. Lanigan and Mr. Abbott of $20,250 and $39,204, respectively, representing approximately 9% and 20% of their respective base salaries, or 29% and 65% of their target bonus opportunity, respectively.

On January 22, 2010, our Compensation Committee approved the establishment of a 2010 Bonus Plan pursuant to which each of the named executive officers and certain employees of the Company will be eligible to earn bonus compensation based on 2010 company performance.

Each of Messrs. Lanigan and Abbott is entitled to receive a target bonus equal to 30% of his base salary. Upon recommendation of the Compensation Committee, the Board, at its discretion, will approve the amount of the total funding of the Bonus Plan based on the Company achieving a certain revenue target. If the target revenue is achieved, Messrs Lanigan and Abbott will be entitled to receive their full target bonus. If less than the target revenue is achieved, but the Company achieves a minimum revenue target, Messrs. Lanigan and Abbott will be entitled to receive a pro rata portion of their target bonus (with the minimum target revenue equaling 0% and the target revenue equaling 100%). The Bonus Plan allows for achievement in excess of 100% if the revenue target is exceeded. If the minimum revenue target is not achieved, no payments will be due under the Bonus Plan.

Within 60 days after the end of the 2010 fiscal year, the Compensation Committee will evaluate the achievement of the objective described above and determine the percentage that the Bonus Plan will be funded based on such achievement. The Bonus Plan may be amended or modified by the Compensation Committee at any time.

Mr. McCormick is not currently entitled to receive any bonus payments under his employment agreement or the 2010 Bonus Plan, though we reserve the right to award Mr. McCormick a bonus in various circumstances in our sole discretion.

Stock Option Plan and Certain Other Compensation

The Compensation Committee believes that our Stock Option Plan is an essential tool to link the long-term interests of shareholders and employees, especially executive management, and serves to motivate executives to make decisions that will, in the long run, give the best returns to shareholders. The maximum aggregate number of shares of our common stock which may be issued and sold under our Stock Option Plan is 11,100,000 shares. Of this amount, 4,505,000 shares were available for issuance as of December 31, 2009. Stock options are generally granted when an executive joins us, with subsequent grants also taking into account the individual’s performance and the vesting status of previously granted options. These options typically vest over a three year period and are granted at an exercise price equal to the fair market value of our common stock at the date of grant. The sizes of initial option grants are based upon the position, responsibilities and expected contribution of the individual. This approach is designed to maximize shareholder value over a long term, as no benefit is realized from the option grant unless the price of our common stock has increased over a number of years.

For the benefit of all of our regular, full-time employees, including our named executive officers, we also maintain life and long-term disability insurance, medical benefits and a 401(k) plan. The plan allows eligible employees to defer up to 15% of their earnings, not to exceed the statutory amount per year on a pretax basis through contributions to the plan. The plan provides for employer contributions at the discretion of the Board of Directors. For the years ended December 31, 2009 and 2008, employer contributions of approximately $3,000 and $114,000, respectively, were made to the plan.

In May 2009, we suspended our Employee Stock Purchase Plan and there are currently no shares available for issuance under this Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding shares of our common stock underlying both exercisable and unexercisable stock options and unvested stock awards held by each named executive officer, as of December 31, 2009.

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities				Number of	Market Value
	Underlying	Underlying		Option		Shares or	of Shares or
	Unexercised	Unexercised		Exercise	Option	Units of Stock	Units of Stock
	Options (#)	Options (#)		Price	Expiration	That Have	That Have
Name	Exercisable	Unexercisable		($)	Date	Not Vested (#)	Not Vested ($)

Paul J. McCormick	15,000	7,500	(1)	$0.33	4/18/2017
	7,500	—		$0.29	5/19/2018
	—	50,000	(2)	$0.22	5/20/2019
						300,000 (3)	$69,000 (4)
Richard P. Lanigan	12,417	—		$6.56	4/11/2010
	12,583	—		$6.56	4/11/2010
	7,644	—		$1.38	11/28/2010
	17,356	—		$1.38	11/28/2010
	11,806	—		$2.57	5/14/2011
	13,194	—		$2.57	5/14/2011
	13,890	—		$1.01	8/2/2011
	11,110	—		$1.01	8/2/2011
	22,917	—		$0.91	5/31/2012
	14,583	—		$0.91	5/31/2012
	74,332	—		$0.32	1/7/2013
	58,802	—		$0.32	1/7/2013
	83,333	—		$0.70	6/24/2013
	16,667	—		$0.70	6/24/2013
	50,000	—		$1.03	2/26/2014
	75,000	—		$0.54	1/14/2015
	100,000	—		$0.50	3/21/2016
	75,000	75,000	(5)	$0.30	1/3/2017
	—	250,000	(6)	$0.13	2/23/2019
						95,193 (7)	$21,894 (4)
William R. Abbott	100,000	—		$0.49	5/15/2016
	50,000	50,000	(5)	$0.30	1/3/2017
	—	175,000	(6)	$0.13	2/23/2019
						76,924 (7)	$17,693 (4)

(1)	Options vest in three equal annual installments on each of the first three anniversaries of the date of grant.

(2)	Options vest on first anniversary of date of grant.

(3)	Shares vest in two equal installments on each of the first two anniversaries of the date of grant.

(4)	Based on a closing price of $0.23 per share on December 31, 2009.

(5)	Options vest at 25% per year on each of the first four anniversaries of the date of grant.

(6)	Options vest one-third on the first anniversary of the grant date with the remaining two-thirds vesting on a monthly basis thereafter.

(7)	33% of the shares vest on the first and second anniversaries of the date of grant and 34% of the shares vest on the third anniversary of the date of grant.

Director Compensation

The compensation payable to each of our non-employee directors is as follows: each non-employee director receives an annual retainer of $12,000 (payable quarterly) and a per meeting fee of $2,500 for each regularly scheduled quarterly meeting of the Board of Directors attended in person by such director as well as reimbursement for travel expenses associated with attendance at any such meeting or $1,250 for each meeting attended telephonically.

In addition, the Chairman of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receive an additional annual retainer of $5,500, $5,500 and $2,000 per year, respectively (payable quarterly). Members of the Audit Committee, other than the Chairman, receive an additional annual retainer of $2,500 (payable quarterly). Each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receives a fee of $1,000 for each regularly scheduled separate meeting of such Committee attended in person or telephonically.

Effective July 1, 2009, Mr. McCormick, our Chairman of the Board, became our Executive Chairman and no longer received any meeting fees or retainers for his service on the Board of Directors or any committee of the Board of Directors.

In addition, each non-employee director receives an option grant of 50,000 shares of our common stock upon his or her election to the Board of Directors and subsequent option grants of 50,000 shares upon his or her re-election each year (provided that such re-election is at least six months after the date of initial election to the Board of Directors). The exercise price is the closing price of our common stock on the date prior to the grant date. Initial option grants vest as to one-third of the shares on each anniversary of the grant date until fully vested. Subsequent option grants vest in full on the first anniversary of the date of grant.

The following table sets forth information concerning the compensation of our directors during the year ended December 31, 2009:

	Fees Earned
	or Paid	Option
Name	in Cash ($)	Awards ($)(1)	Total ($)

Paul J. McCormick(2)	$20,000	$11,000	$31,000
Raymond W. Cohen	$39,500	$—	$39,500
Ann T. Sabahat	$32,000	$11,000	$43,000
Marvin J. Slepian, M.D.	$23,000	$11,000	$34,000
Gregory D. Waller	$37,000	$11,000	$48,000

(1)	The amounts shown are the grant date fair value of option awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values in 2009, see Note 2, “Summary of Significant Accounting Policies — Summary of Assumptions and Activity”, to our Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2009.

(2)	Mr. McCormick was appointed as our Executive Chairman on July 1, 2009. The fees reflected in this table are for his service as a member of the Board of Directors prior to July 1, 2009. Please see the Summary Compensation Table above for a more complete description of Mr. McCormick’s compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2009, there have been no transactions in which we were, or are, a participant in which the amount involved exceeded $120,000 and in which any related person (as that term is defined for purposes of Section 404(a) of Regulation S-K) had or will have a direct or indirect material interest, and there are currently no such proposed transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons, we believe that all of our executive officers, directors and ten percent shareholders complied with all applicable filing requirements during the year ended December 31, 2009.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

We currently intend to hold our 2011 annual meeting of shareholders in May 2011 and to mail proxy statements relating to such meeting in April 2011.

Under Rule 14a-8 promulgated under the Exchange Act, in order for business to be properly brought by a shareholder before an annual meeting, our Secretary must receive, at our corporate office, written notice of the matter not less than 120 days prior to the first anniversary of the date our proxy statement was released to shareholders in connection with the preceding year’s annual meeting. Thus, proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act must be received by our Secretary on or before December 15, 2010 in order to be considered for inclusion in our proxy statement and proxy card for the 2011 annual meeting.

Our Amended and Restated Bylaws contain additional requirements that must be satisfied for any shareholder proposal made other than under Rule 14a-8. Compliance with these requirements will entitle the proposing shareholder only to present such proposals or nominations before the meeting, but not to have the proposals or nominations included in our proxy statement or proxy card. Such proposals or nominations may not be brought before an annual meeting by a shareholder unless the shareholder has given timely written notice in proper form of such proposal or nomination to our Secretary. Such proposals or nominations may be made only by persons who are shareholders of record on the date on which such notice is given and on the record date for determination of shareholders entitled to vote at that meeting. Shareholder notices of any proposals or nominations intended to be considered at the 2011 annual meeting will be timely under our Amended and Restated Bylaws only if received at our executive offices no later than February 15, 2011 (based on a tentative 2011 annual meeting date of May 16, 2011). However, if less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received by our Secretary not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

To be in proper form, a shareholder’s notice to our Secretary shall include:

•	the name and address of the shareholder who intends to make the nominations or propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

•	a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

•	if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•	such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and

•	if applicable, the consent of each nominee to serve as director of the corporation if so elected.

We did not receive any notices from our shareholders for matters to be considered at the Annual Meeting. Any notice concerning proposals or nominations sought to be considered at the 2011 annual meeting should be addressed to Cardiogenesis Corporation at 11 Musick, Irvine, California, 92618, Attention: Secretary. The full text of the bylaw provisions referred to above may be obtained by contacting our Secretary at the foregoing address or on the SEC’s web site at www.sec.gov.

Under Rule 14a-4 promulgated under the Exchange Act, if a proponent of a proposal that is not intended to be included in the proxy statement fails to notify us of such proposal at least 45 days prior to the anniversary of the mailing date of the preceding year’s proxy statement, then we will be allowed to use our discretionary voting authority under proxies solicited by us when the proposal is raised at the Annual Meeting, without any discussion of the matter in the proxy statement. We were not notified of any shareholder proposals to be addressed at our Annual Meeting, and will therefore be allowed to use our discretionary voting authority if any shareholder proposals are raised at the Annual Meeting.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K as filed with the SEC (exclusive of exhibits), will be furnished by first class mail without charge to any person from whom the accompanying proxy is solicited upon written request to: Cardiogenesis Corporation, 11 Musick, Irvine, California, 92618, Attention: Secretary. If exhibit copies are requested, a copying charge may be required. A copy of our Annual Report on Form 10-K is also available on our website at www.cardiogenesis.com.

By Order of the Board of Directors

William R. Abbott
Senior Vice President, Chief Financial
Officer, Secretary and Treasurer

April 14, 2010
Irvine, California

cardiogenesis

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 17, 2010.

Vote by Internet

Vote by telephone

Annual Meeting Proxy Card

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1. Election of Directors:

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	For	Against	Abstain
2. To ratify the appointment of KMJ Corbin & Company LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

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Available You can vote 24 hours by Internet a day, or 7 days telephone! a week! methods Instead of outlined mailing below your proxy, to vote you your may proxy choose . one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies 1:00 a.m submitted ., Central Time, by the on Internet May 17, or 2010 telephone . must be received by Vote by Internet Log on to the Internet and go to www.envisionreports.com/CGCP Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. MR A SAMPLE DESIGNATION (IF ANY) IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: For Withhold For Withhold For Withhold 01 — Raymond W. Cohen 02 — Paul J. McCormick 03 — Ann T. Sabahat + 04 — Marvin J. Slepian, M.D. 05 — Gregory D. Waller B Non-Voting Items Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 5 1 A V 0 2 5 1 0 9 1

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — CARDIOGENESIS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MAY 17, 2010 The undersigned shareholder of CARDIOGENESIS CORPORATION hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated on or about April 16, 2010, and hereby appoints Paul J. McCormick and William R. Abbott or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Shareholders of CARDIOGENESIS CORPORATION, to be held on May 17, 2010 at 10:00 a.m., local time, at Cardiogenesis’ corporate headquarters, located at 11 Musick, Irvine, California, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. CONTINUED AND TO BE SIGNED ON REVERSE SIDE. SEE REVERSE SEE REVERSE SIDE SIDE